UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 30, 2025
VIRTU FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)
1633 Broadway
New York, NY 10019
(Address of principal executive offices)
(212) 418-0100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	New York Stock Exchange

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2025, Virtu Financial, Inc. (“Virtu” or the “Company”) entered into a new amended and restated employment letter agreement with Aaron Simons (the “Employment Agreement”), which amends and supersedes the terms of Mr. Simons’ prior employment agreement dated December 1, 2022, pursuant to which Mr. Simons will continue to be employed by the Company’s subsidiary, Virtu Financial Operating LLC (“VFO”), and will continue to serve as our Chief Executive Officer and report to the Company’s board of directors (the “Board”). Mr. Simons’ duties and responsibilities have been updated to reflect his previously announced appointment as the Company’s Chief Executive Officer as of August 1, 2025.

The Employment Agreement has an initial term ending on August 1, 2030, with automatic renewals for successive one-year terms thereafter unless either the Company or Mr. Simons provides notice of non-renewal at least ninety days in advance of the expiration of the then-current term. However, if a change in control of the Company occurs at a time when there are less than two years remaining in the term, the term will automatically be extended so that the expiration date is two years from the effective date of the change in control.

Under the Employment Agreement, Mr. Simons’ base salary was increased from $600,000 to $1,200,000 effective as of his appointment date, and Mr. Simons is eligible to earn an annual bonus with a target bonus opportunity equal to $3,000,000 (increased from $2,000,000) and a maximum bonus opportunity equal to 200% of the target bonus opportunity. Fifty percent (50%) of the annual bonus will be based on the achievement of quantitative targets comprised of specific components of the Company’s annual budget and 50% of the annual bonus will be based on the achievement of qualitative goals. To the extent earned, 50% of the annual bonus will be paid in cash, 30% of the annual bonus will be paid in the form of restricted shares or restricted share units (“RSUs”) of Class A common stock of the Company (“Stock”) that vest in three equal annual installments and the remaining 20% will be paid in the form of fully-vested Stock or fully vested deferred share units (“DSUs”) in respect of Stock (in each case, in accordance with any applicable timely deferral election). Mr. Simons’ annual bonus for the 2025 fiscal year, if any, shall be determined on a weighted average basis, based on the elapsed time that Mr. Simons served as our Chief Technology Officer in proportion to the elapsed time that Mr. Simons serves as our Chief Executive Officer during the 2025 fiscal year.

The Employment Agreement provides that Mr. Simons will be eligible to receive an equity award at the beginning of each calendar year during the term (an “Annual Equity Grant”). It is the Board’s current intention that the Annual Equity Award will be in the form of 150,000 restricted shares or RSUs in respect of Stock that are subject to performance and service conditions. The number of shares earned under each Annual Equity Grant will be based on the percentage of budgeted EBITDA achieved in the applicable calendar year, with 100% of shares earned upon at least 65% achievement. In the event of achievement below 65%, the Compensation Committee of the Board will determine the number of earned shares, if any, in its sole discretion. To the extent any shares of Stock are earned with respect to an applicable Annual Equity Grant, 50% of such shares will vest on the 31st day of January following the calendar year to which such award relates and the remaining 50% will vest on the anniversary of such date in the subsequent calendar year, subject to Mr. Simons’ continued employment through each applicable vesting date. Mr. Simons’ Annual Equity Grant for the 2025 fiscal year shall be issued on a weighted average basis, based on the elapsed time that Mr. Simons served as our Chief Technology Officer in proportion to the elapsed time that Mr. Simons serves as our Chief Executive Officer during the 2025 fiscal year, and giving effect to an annual equity award previously granted to Mr. Simons under the terms of his prior employment agreement in the amount of 75,000 restricted shares in February 2025.

The Employment Agreement also provides that Mr. Simons will receive a sign-on bonus (the “Sign-on Bonus”) in the amount of $7,500,000 which shall be paid within 10 days of the execution of the Employment Agreement, subject to a three-year monthly vesting schedule such that in the event of a voluntary resignation by Mr. Simons without good reason, a pro-rated amount of the Sign-on Bonus shall be repayable to the Company based on the number of months not yet elapsed during the three-year period. In the event Mr. Simons’ employment is terminated by the Company for cause, the entire amount of the Sign-on Bonus shall be repayable.

The Employment Agreement further provides that Mr. Simons is entitled to participate in all of the Company’s benefit plans and programs, and to receive perquisites, commensurate with his position, that are provided by the Company from time to time to senior executives generally, and to receive director and officer indemnification and insurance protection.

Under the Employment Agreement, if Mr. Simons’ employment is terminated by VFO without cause, due to death or disability, by Mr. Simons for good reason, or due to the expiration of the term on the expiration date as a result of the Company’s delivery of a notice of non-renewal of the term (each, a “Qualifying Termination”), then in addition to receiving his accrued amounts, Mr. Simons will be entitled to, subject to the execution of a release of claims: (1) severance pay in an aggregate amount equal to the greater of (x) one times his base salary and (y) an amount equal to the total amount of base salary that would otherwise have been payable through the remainder of the term (the “Severance Amount”); (2) continued health, dental, vision and life insurance benefits under the terms of the Company’s benefit plans for (x) twelve months or (y) the period from termination of employment through the remainder of the term, whichever is longer (the “Benefits Continuation Period”); and following the Benefits Continuation Period, continued participation in the Company’s health, dental, vision and life insurance until the earlier of (i) Mr. Simons’ dependents reaching the age of 26, (ii) Mr. Simons or his spouse becoming eligible for Medicare, or (iii) Mr. Simons becoming eligible for comparable coverage under another employer’s benefit plans, subject to Mr. Simons’ payment of the full cost of such benefits; (3) remain eligible to earn restricted shares of Stock or RSUs under his then-current Annual Equity Award, and to the extent earned, a pro rata portion of such shares shall be deemed vested on the last day of the calendar year to which such award relates (the “Equity Acceleration”); (4) accelerated vesting of any earned but unvested restricted shares of Stock or RSUs under the Annual Equity Award granted in the year prior to the year of termination; and (5) 150,000 shares of fully-vested Stock or, if Mr. Simons has made an applicable and timely deferral election, DSUs.

If a Qualifying Termination occurs at any time within sixty days before, or twenty-four months following, or otherwise in anticipation of a change in control towards which material steps have been taken, then Mr. Simons is entitled to the payments and benefits described above; however (1) in lieu of the Severance Amount Mr. Simons will be entitled to receive two and a half times the sum of (x) his base salary and (y) the annual bonus (including any amounts deferred or satisfied through the grant of equity awards) most recently awarded to Mr. Simons for a completed fiscal year of the Company; (2) the Benefits Continuation Period will be extended to (x) 24 months or (y) the period from termination of employment through the remainder of the term, whichever is longer; (3) in lieu of the Equity Acceleration, Mr. Simons will be entitled to a pro rata portion of all of the shares underlying his then-current Annual Equity Award, which shall be deemed vested on the last day of the calendar year to which such award relates; and (4) in addition to accelerated vesting of any earned but unvested restricted shares of Stock or RSUs under the Annual Equity Award granted in the year prior to the year of termination, any earned but unvested restricted shares of Stock or RSUs granted pursuant to any Annual Bonus shall also be deemed vested as of the date of termination.

The Employment Agreement includes an acknowledgment that Mr. Simons continues to be bound by the confidentiality and restrictive covenant provisions set forth in the Amended and Restated Limited Liability Company Agreement of Virtu Employee Holdco LLC, which provides for confidentiality and non-disparagement restrictions, as well as non-compete and non-solicitation restrictions until the third anniversary of the date on which Mr. Simons ceases to be an officer, director or employee of the Company. The Employment Agreement also provides that the Company will pay as incurred, to the fullest extent permitted by law, all legal fees and expenses that Mr. Simons incurs as a result of any contest (regardless of the outcome) by the Company, Mr. Simons or others of the validity or enforceability of, or liability under, any provision of the Employment Agreement or any guarantee of performance of the Employment Agreement that arises in connection with or following a change in control, plus interest on any delayed payment at the applicable federal rate under Section 7872 of the Internal Revenue Code of 1986, as amended.

The descriptions of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the third quarter of 2025.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (including the exhibits incorporated by reference herein) may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Virtu assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, and if Virtu does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect thereto or with respect to other forward-looking statements. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties, some or all of which are not predictable or within Virtu’s control, that could cause actual performance or results to differ materially from those expressed in the statements. For a discussion of risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements, see Virtu’s Securities and Exchange Commission (the “SEC”) filings, including but not limited to Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ JUSTIN WALDIE
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel
Dated: October 2, 2025
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